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                                                                     Exhibit 2.5

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                November 16, 2001

                                      AMONG

                            COLONIAL HOLDINGS, INC.,

                                  GAMECO, INC.

                                       AND

                            GAMECO ACQUISITION, INC.

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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of November 16, 2001 by and among Gameco, Inc., a Delaware corporation ("Parent"), Gameco Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), Colonial Holdings, Inc., a Virginia corporation (the "Company") and, solely with respect to Section 5.13, Jeffrey P. Jacobs, an individual resident of Florida. Parent, Merger Subsidiary and the Company are referred to collectively herein as the "Parties."

         WHEREAS, the Parties are parties to an Agreement and Plan of Merger dated as of June 11, 2001 (the "Merger Agreement"), which permits any party thereto to terminate the Merger Agreement under specified circumstances if the transactions provided for therein are not consummated on or before December 31, 2001;

         WHEREAS, Parent and Merger Subsidiary have requested an extension of time until no later than April 1, 2002 within which to consummate the transaction; and

         WHEREAS, in light of the Parties' continuing belief that consummation of the transactions contemplated by the Merger Agreement is in the best interests of the Parties and the Company's shareholders, the Parties desire to extend the date by which the transaction may be consummated, subject to the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Parent and Merger Subsidiary Representations and Warranties.
                    -----------------------------------------------------------
Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that (a) each of Parent and Merger Subsidiary has full corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Boards of Directors of Parent and Merger Subsidiary, and Parent, as the sole stockholder of Merger Subsidiary, and no other corporate or similar proceeding on the part of Parent or Merger Subsidiary is necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

         Section 2. Company Representations and Warranties. The Company
                    --------------------------------------
represents and warrants to Parent and Merger Subsidiary that (a) the Company has the requisite corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

         Section 3.  Amendment.
                     ---------

         (a) The parties hereby amend certain sections of the Merger Agreement as follows:

                  (i) by deleting the phrase "equal to $1.10" in section 1.04(b) of the Merger Agreement and inserting in lieu thereof the phrase "equal to $1.12;"

                  (ii)     by deleting the phrase "December 31, 2001" in
                           section 1.08 of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002;"

                  (iii)    by deleting the phrase "December 31, 2001" in
                           section 5.10(c) of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002;" and

                  (iv)     by deleting the phrase "December 31, 2001" in
                           Article VII of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002."

         (b) The parties hereby amend and restate section 5.14(a) of the Merger Agreement in its entirety as follows:

                  Section 5.14. FUNDING OF CONTINUING OPERATIONS (a) Jacobs shall provide to the Company up to $1,000,000 in working capital from the date of this Agreement through December 31, 2001, which shall be made available to the Company upon the Company's reasonable request and of which a maximum of $600,000 shall be cash and the balance of which, not to exceed $400,000, shall be in the form of forgiveness of fees and expenses payable to Jacobs and/or his affiliates as Jacobs shall determine in his sole discretion. Jacobs shall provide to the Company up to $300,000 in working capital from January 1, 2002 through April 1, 2002, which shall be made available to the Company upon the Company's reasonable request and of which a maximum of $180,000 shall be cash and the balance of which, not to exceed $120,000, shall be in the form of forgiveness of fees and expenses payable to Jacobs and/or his affiliates as Jacobs shall determine in his sole discretion. Such working capital shall be provided to the Company in such combination of equity or debt as determined by Jacobs in his sole discretion and, if provided as debt, shall be on the terms incurred by Jacobs, if applicable, or on terms comparable to those of other loans by Jacobs or his affiliates to the Company.

         Section 4. Effect. The Merger Agreement, as amended hereby, remains in
                    ------
full force and effect, and all references therein to the "Agreement" refer to the Merger Agreement as amended by this Amendment, except where the context requires otherwise.

                           [Signature page to follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                 COLONIAL HOLDINGS, INC.

                                 By:________________________________________
                                 Name:______________________________________
                                 Title: _______________________________________


                                 GAMECO, INC.

                                 By:____/s/ Jeffrey P. Jacobs  ______________
                                 Name: Jeffrey P. Jacobs ____________________
                                 Title: President____________________________


                                 GAMECO ACQUISITION, INC.

                                 By:____/s/ Jeffrey P. Jacobs _______________
                                 Name: Jeffrey P. Jacobs ____________________
                                 Title: President____________________________


                                 ______/s/ Jeffrey P. Jacobs ________________
                                 Jeffrey P. Jacobs


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